Exhibit 99.1

News About Refac Optical Group

Contact:	Raymond A. Cardonne
Chief Financial Officer
Tel:	201-585-0600
Fax:	201-585-2020
Web site:	www.refac.com

REFAC OPTICAL GROUP TO JOIN EYEMED VISION CARE PROGRAM
New Contract Will Give U.S. Vision Access to
EyeMed Vision Care’s Access and Select Members

Fort Lee, New Jersey (July 6, 2006) - Refac Optical Group (AMEX: REF) today announced that it had reached an agreement in principle with EyeMed Vision Care, a leading managed vision care company, whereby Refac’s U.S. Vision subsidiary would become a participating provider of managed care benefits in EyeMed’s vision care networks.

Since 1991, U.S. Vision has been a participating managed care provider exclusively through the plans of Cole Managed Vision (CMV), and the revenues derived from this relationship have become an important part of U.S. Vision’s business. In January 2006, EyeMed announced that it was integrating the CMV plans with its EyeMed Vision Care plans.

The parties have agreed in principle that U.S. Vision will become a participating provider in the EyeMed Access and Select plans under an agreement that generally terminates on December 31, 2010. The EyeMed network consists of optometrists, ophthalmologists, opticians and many optical retailers including, but not limited to, LensCrafters, Target Optical and most Sears Optical and Pearle Vision locations. The parties are working to prepare a written agreement reflecting the agreement in principle as soon as practicable.

Commenting on the announcement, J. David Pierson, president and chief executive officer of Refac Optical Group, said, “We are very pleased to have reached this agreement in principle with EyeMed. The new arrangement will provide us with more access to a much larger base of membership than we enjoyed under the CMV plans with a longer term and a relationship with what we consider to be the premiere managed care plan in the United States.”

About Refac Optical Group
Refac Optical Group, a leader in the retail optical industry and the sixth largest retail optical chain in the United States, operates 532 retail locations in 47 states and Canada, consisting of 509 licensed departments, five freestanding stores, 18 eye health centers and professional optometric practices, two surgery centers, one of which is a laser correction center, and two manufacturing laboratories. Of the 509 licensed departments, 352 are located at J.C. Penney stores, 63 at Sears, 29 at Macy’s and Marshall Field’s department stores, 23 in regional department stores, 29 at The Bay, a division of Hudson’s Bay Company, Canada’s oldest and largest traditional department store retailer and 13 departments at Meijer. These licensed departments are full-service retail vision care stores that offer an extensive selection of designer brands and private label prescription eyewear, contact lenses, sunglasses, ready-made readers and accessories.

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REF to Join EyeMed Vision Care Program

July 6, 2006

Cautionary Statement Regarding Forward-Looking Statements
This News Release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to finalizing the agreement with EyeMed Vision Care and, if finalized, the amount of net income derived from this relationship. Investors are cautioned that all forward-looking statements involve those risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Forward-looking statements speak only as of the date they are made and the Company undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.

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